EXHIBIT 10.4

NaturalNano Announces the Submission of an Application by Bitcoin Bidder, Inc., its newly formed subsidiary, to participate in the Public Auction of Bitcoins.

ROCHESTER, N.Y., June 23, 2014 (GLOBE NEWSWIRE) NaturalNano, Inc. (OTCPK: NNAN) (www.naturalnano.com) announced today that its subsidiary, Bitcoin Bidder, Inc. has submitted an application to the U.S. Marshals Service (USMS) and has wired a refundable $200,000 deposit to the USMS, for the opportunity to bid on Bitcoins which have been seized by the FBI and which will be sold at auction June 27th, 2014. The application is subject to review by the USMS however, in the event it is not approved, the $200,000 deposit will be returned and we will not have an opportunity to bid at the auction.

Jim Wemett, NNAN CEO commented, "This is a great opportunity for NaturalNano to enter the new digital currency market. Virtual currencies are growing in use and value."

The auction information can viewed at: http://www.usmarshals.gov/assets/2014/bitcoins/

NaturalNano, Inc. (OTCPK: NNAN) located in Rochester, New York, is engaged in the development and commercialization of material additives based on proprietary nanomaterial technology utilizing Halloysite Nanotubes (HNTs). The company provides industry with additives designed to improve the processing characteristics and mechanical properties of engineering thermoplastics, and additives designed to optimize the release of active agents such as vitamins and fragrance in cosmetic products. NaturalNano holds patents relating to the commercial use of HNTs in composite materials as well as specialized techniques used in the refinement and processing of HNTs and intermediaries that it ships to customers worldwide. HNT materials used as a surface treatment have also shown promise in medical research devoted to stem cell collection and in trapping circulating cancer cells. The company is also exploring surface treatments relating to improved adhesion of protective coatings for polymer components used in numerous commercial applications.

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Cautionary Statement Regarding Forward-Looking Statements: Contains forward-looking statements regarding future events and future performance that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of NaturalNano's filings with the Securities and Exchange Commission. The most recent annual reports on Form 10-K and quarterly reports on Form 10-Q filed by NaturalNano provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms or on Form 8-K. We caution investors not to place undue reliance on forward-looking statements, and we do not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where expressly required by law.

Contact:
Jim Wemett
NaturalNano, Inc.
585-267-4848
info@naturalnano.com

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